Exhibit 10.2

Subscription Agreement

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. Omitted information is indicated by [***].

Dated 15th October 2026

TREASURE GLOBAL INC

(Registration No. 7908921)

(“Company” or “TGL”)

AND

PUSPARAJAN A/L VADIVELOO

(NRIC NO.920221-01-5639)

(“the Investor”)

SUBSCRIPTION AGREEMENT

Subscription Agreement

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made on 15th October 2026

BETWEEN

TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“Company” or “TGL”) of the first part;

AND

PUSPARAJAN A/L VADIVELOO (NRIC NO.[***]) a Malaysia citizen residing at [***], Malaysia (“Investor”) of the second part;

[TGL and the Investor shall hereinafter be referred to each as “Party” and collectively as “Parties”]

RECITALS

(A)	Subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended, the Company desires to issue and sell to the Investor, and the Investor desires to purchase $400,000 of shares of the Company’s common stock in two (2) equal tranches (“the Shares”).

(B)	The Company agrees to allot and issue the Shares to the Investor free from all liens, charges and encumbrances, subject to the terms and conditions set out herein.

OPERATIVE PROVISIONS

1.	DEFINITIONS

1.1	In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

Business Day	means a day, excluding Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for general business in New York;
Completion	means the date on which all Tranche Payments and all other amount due from the Investor to the Company under this Agreement have been duly paid in full
Completion Date	means with respect to Tranche 1, October 28, 2026 and with respect to Tranche 2, November 27, 2026
Completion Date Price	means for any Tranche the closing price of the Company’s common stock on the Trading Day immediately prior to the applicable Completion Date
Execution Date Price	means $0.45 per shares

Subscription Agreement

Investment Amount	means the aggregated sum of Four Hundred Thousand (US$400,000)
Shares	has the meaning set forth in Recital A
SEC	means the United States Securities and Exchange Commission;
Trading Day	means a day on which the principal Trading Market is open for trading
Trading Market	means any of the following markets or exchanges on which the common stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market (or any successors to any of the foregoing)
Tranche	means any of Tranche 1 and Tranche 2 as set forth in Schedule 1 and Tranches means all of them
Tranche Payment	means $200,000
Tranche Shares	means, in relation to any Tranche, the number of Shares equal to the Tranche Payment divided by the greater of (x) the Execution Date Price and (y) the Completion Date Price for such Tranche
USDT	means Tether, the stablecoin pegged to the value of the US Dollar

2.	Interpretations

2.1	In this Agreement, words importing the singular or the masculine gender will include the plural or the feminine/neuter genders or vice versa and references to persons include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state.

2.2	The headings and sub-headings in this Agreement are inserted for convenience only and are to be ignored when construing the provisions of this Agreement.

2.3	Any reference to statutes and rules made include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it.

2.4	Save for the definition of the U.S. Law, the word “law” or “laws” means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law, the compliance with which is in accordance with the general practice of person to whom the directive, regulation, request or requirement is addressed) to which this Agreement is governed (but excluding U.S. Law). In relation to the U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule and regulation of the United States of America. If the contents requires that U.S. Law to be included in the interpretation of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any law, status or regulations includes any modification or re-enactments thereof.

Subscription Agreement

2.5	A period of days from the occurrence of any event or the performance of any act or thing shall be deemed to exclude the day on which the event happens or the act or thing is done or to be done (and will be reckoned from the day immediately following such event or act or thing), and if the last day of the period is not a Business Day, then the period shall include the next following day which is a Business Day.

3.	AGREEMENT TO SUBSCRIBE

3.1	Subject to the terms of this Agreement, the Investor agrees to subscribe for and invest and the Company agrees to issue and sell to the Investor, the Shares as described in Schedule 1 for an aggregate Investment Amount payable in Tranches. The Investor agrees and acknowledges that its obligation to fund each Tranches Payment is present and binding contractual binding commitment and is not subject to any financing contingency, discretion, change in market condition, or other condition, except as expressly set forth in this Agreement.

3.2	Each Tranche Payment shall, at the Investor’s sole election, be paid in either cash, wire transfer and/or USDT or (a combination thereof) in such amounts as indicated in Schedule 1 of this Agreement. If the Investor elect to pay all or a portion of the Tranche Payment in USDT the value of the USDT, as applicable, shall be treated as functionally equivalent to U.S dollar with a fixed exchange rate of $1.00.

3.3	Upon receipt of each Tranche Payment, the Company shall allot and issue to the Investor the number of Tranche Shares calculated as the Tranche Payment divided by the greater of (x) the Execution Date Price and (y) the Completion Date Price for such Trance.

3.4	Upon receipt of each Tranche Payment, the Company shall allot and issue to the Investor the number of Shares calculated based on the closing price of the Company’s common stock one (1) trading day immediately preceding the date of receipt of the relevant Tranche Payment.

3.5	Time is of the essence in relation to the payment of each Tranche Payment.

3.6	For clarity, no fractional Shares shall be issued, and any fractional Share resulting from this calculation shall be rounded down to the nearest whole Share.

3.7	The Company agrees to allot and issue to the Investor the Shares free from all liens, charges, and encumbrances, subject to the terms and conditions set out herein.

3.8	All shares issued to the Investor under this Agreement shall be “restricted securities” as defined under the U.S. Securities Act of 1933, as amended, and shall be subject to the resale limitations of Rule 144 Securities Exchange and Commission and any other applicable securities laws, regulations, and Company policies.

Subscription Agreement

4.	COMPLETION

4.1	Completion Arrangement

4.1.1	Completion of each Tranche will occur on the Completion Date for that Tranche. On or promptly following receipt of the relevant Tranche Payment in full, the Company will:

(a)	issue and allot the corresponding Tranche Shares to the Investor, credited as full paid;

(b)	Tranche Shares in book entry form, free and clear of any liens or other restriction whatsoever (other than those arising under state or federal securities laws or as set forth herein), registered in the name of Investor or to a custodian designed by the Investor, as applicable; and

(c)	If the Investment Amount is to be paid in USDT, the Company shall have provided to the Investor with the wallet address maintained by Bitgo Trust Company in the Name of the Company.

4.2	The Company will have no obligation to issue, allot, register or delivery any Tranche Shares unless and until the corresponding Tranche Payment has been received in full.

4.3	Condition to each Completion

4.3.1	The Company’s obligation to issue Tranche Shares for any Tranche is subject to satisfaction or waiver by the Company of each of the following conditions:

(a)	the Company has received the applicable Tranche Payment in full;

(b)	the representation and warranties of the Investor set forth in this Agreement are true and correct in all material respects as of applicable Completion Date; and

(c)	Investor shall have performed, satisfied and complied in all material respects with covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Completion.

5.	Warranties

5.1	Warranties of the Company

5.1.1	The Company warrants and represents to the Investor:-

(a)	that the statements contained in this Agreement are true and accurate in all respects;

(b)	that no order has been made or petition has been presented for the winding-up of TGL;

(c)	that the Company is duly incorporated under the laws of the State of Delaware and has the power and capacity to enter into and to execute all relevant documents pertaining to this Agreement and all necessary corporate, governmental and other approvals have been obtained to enable the Company to perform the terms and conditions as set out in this Agreement;

Subscription Agreement

(d)	that the Shares are free from encumbrances;

(e)	that the Shares will be validly issued;

(f)	that all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or license or the making of any filing or registration) (i) in order to enable them to lawfully enter into, exercise its rights and perform and comply with their obligations under this Agreement and to ensure that those obligations are legally binding and enforceable and (ii) for the issuance of the Shares, are fulfilled and done; and

(g)	that there are no current or pending legal proceedings against the Company or any of their directors or shareholders.

5.2	Warranties of the Investor

The Investor warrants and represents to the Company:

5.2.1	that the Investor has full knowledge of and undertakes that:-

(a)	the Shares involve risks as the return to the Investor is dependent upon the performance of TGL and that the Investor shall take full cognizance of all risks in connection with the Shares; and

(b)	any projections, predictions, information and/or materials, made available to the Investor in connection with the Shares, are derived from TGL’s reasonable estimation, assumptions and/or forecasts and, are made available without representations or warranties as to its accuracy and or completeness. The Investor hereby expressly agrees that any reliance upon or conclusions drawn therefrom shall be at such Investor’s own risk and shall not give rise to any liability of or against the Company.

5.2.2	that the Investor shall undertake to meet all the terms and conditions stipulated herein;

5.2.3	that the Investor agrees to abide by and comply with all relevant anti-money laundering laws and regulations that are in force and to ensure that by subscribing to the Shares will not be in breach of any laws and regulations that are in force from time to time; and

5.2.4	that the Investor has read and fully understand the terms and conditions of this Agreement and that the Investor has obtained advice from Investor’s advisors independent from the Company and TGL, including but not limited to, the Investor’s personal investment, tax and/or legal advisors prior to the subscription of the Shares and the Investor did not rely on any other representation(s) and/or information(s) that is/are inconsistent with the terms and conditions herein.

5.2.5	the Investor acknowledges and agrees that may rely upon the accuracy of the representations and warranties contained in Annex A hereto;

5.2.6	the Investor represents and warrants to the Company that, as of the date of this Agreement and each Completion Date, the Investor is not in possession of any material non-public information concerning the Company or its securities and is not entering into this Agreement or purchasing the Shares on the basis of any such information.

Subscription Agreement

6.	INDEMNITY

6.1	Each Party agrees and undertakes with the other Party to indemnify and keep indemnified and hold harmless the other Party from and against all losses, liabilities, obligations, damages, judgments, deficiencies, claims, demands, suits, proceedings, arbitration, assessments, costs and expenses (including without limitation, expenses of investigation and enforcement of this indemnity and reasonable solicitors’ fees and expenses), suffered, incurred or sustained by the other Party, directly or indirectly, as a result of or arising out of:

(a)	a breach or breaches of the warranties given by the Party;

(b)	any misrepresentation by the Party; or

(c)	any breach of any term or condition under this Agreement by the Party.

6.2	Each Party agrees to notify the other Party promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relation to a transaction contemplated by this Agreement.

6.3	These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement and shall be in addition to any liability that each Party might otherwise have to any indemnified party under this Agreement or otherwise.

7.	UNDERTAKINGS

7.1	The Parties hereby undertake to each other that it will promptly furnish to the other Party such information as the other Party may reasonably require from time to time in order to complete the Transaction.

8.	TERMINATION

8.1	In the event that the Investor fails to pay the Investment Amount to the Company, the Company shall be entitled to:

(a)	Terminate this Agreement; and

(b)	Cancel all the Shares issued to the Investor.

8.2	In the event the Company fails to transfer the Shares in accordance with the terms of this Agreement, the Investor shall be entitled to terminate this Agreement.

9.	NOTICES

9.1	Service of Notice

A notice or other communication required or permitted, under this Agreement, to be served on a Party must be in writing and deemed given and effective on the earliest of:-

(a)	receipt by way of personal service;

Subscription Agreement

(b)	the next business days after the date of transmission, if such notice or communication is sent to the email address on signature pages attached hereto on a day that is not Business Day or later than 6.30 p.m. (New York City time) on any business day;

(c)	by way of delivery at the Party’s current address for service of process;

(d)	the third business day following the date of mailing, if sent by an international recognised air courier services; or

(e)	by facsimile.

9.2	Particulars for Service

9.2.1	The particulars for service of the Investor and the Company are as stipulated above.

9.2.2	Any Party may change its particulars for service by way of written notice to the other.

10.	GENERAL

10.1	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereby submit to the jurisdiction of the courts exercising jurisdiction in Malaysia.

10.2	Time

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

10.3	Waiver and Exercise of Rights

10.3.1	Notwithstanding any provisions stated herein, a single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right.

10.3.2	No party will be liable for any loss or expenses incurred by another party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.4	Further Assurance

The Parties covenant with each other that they will respectively sign execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

Subscription Agreement

10.5	Extent of Agreement

This Agreement binds the heirs, personal representatives, successors-in-title, assigns or nominees, as the case may be, of the Parties and may be signed in counterparts. If signed by the Parties in respective counterparts, this Agreement is deemed to have been duly executed by relevant Parties and will come into full force and effect.

10.6	Illegality and Severability of Provisions

10.6.1	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect its legality, validity or enforceability under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

10.6.2	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

10.6.3	If it is not possible to read down the provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

10.7	Costs and Expenses

10.7.1	The Company shall bear all costs and expenses incurred in the preparation and execution of this Agreement.

10.7.2	Notwithstanding the Company’s foregoing obligation above, each Party shall bear its own costs and/or expenses incurred from any disputes arising out of or in connection with this Agreement, unless otherwise stipulated or agreed.

10.8	Entire Agreement

This Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter and supersedes all previous term sheets, proposals, representations, warranties, agreements relating thereto whether oral, written or otherwise and no Party shall modify this Agreement unless with the written consent of all Parties.

(The remainder of this page is intentionally left blank)

Subscription Agreement

EXECUTED BY the Parties as an agreement on the date first stated hereof:

COMPANY

Signed by	)
for and on behalf of	)
TREASURE GLOBAL INC	)
(Registration No. 7908921))		/s/ Leong Wei Ping
Name: Leong Wei Ping
Designation: Director

INVESTOR

Signed by	)
PUSPARAJAN A/L VADIVELOO	)
(NRIC No: [***]))		/s/ PUSPARAJAN A/L VADIVELOO

Subscription Agreement

SCHEDULE 1

(which is to be taken read and construed as an integral part of this Agreement)

Tranches	Date	Investment Amount (USD)
1.	28th October 2026	United State Dollar Two Hundred Thousand (US$200,000)
2.	27th November 2026	United State Dollar Two Hundred Thousand (US$200,000)

Subscription Agreement

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with the offer and sale of the Shares to the Investor outside the United States:

(a) The Investor acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) The Investor represents, warrants and agrees that:

(i) The Investor will not offer, sell or otherwise transfer the Shares, (A) as part of their distribution at any time and (B) otherwise until six (6) months after the later of the commencement of the offering of the Shares and the applicable Completion Date, except in accordance with Regulation S under the Securities Act (“Regulation S”), pursuant to an effective registration statement under the Securities Act, or pursuant to any other available exemption from registration under the Securities Act.

(ii) None of the Investor, any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Shares, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) The Investor is not a U.S. person (as defined in Regulation S), is not acquiring the Shares for the account or benefit of any U.S. person, was outside the United States at the time the offer was made and this Agreement was executed, and is acquiring the Shares for its own account for investment purposes.

(iv) The Investor will not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act, and acknowledges that the Company may refuse to register any transfer of the Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and that the Shares will bear a restrictive legend to that effect.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) The Investor acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Shares, or possession or distribution of this Agreement or any other offering material relating to the Shares, in any country or jurisdiction where action for that purpose is required.